Exhibit 99.3

CERTAIN INFORMATION EXCERPTED FROM EMULEX CORPORATION’S PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 11, 2013

Risks Related to Our Company

There are risks associated with our recently announced cost savings initiative.

We cannot assure you that our recently announced cost savings initiatives will actually achieve our targeted expense reductions in the expected timeframe or at all. Additionally, actions we undertake to implement such cost savings may have an adverse impact on our customers, business and ability to grow or maintain revenues. Moreover, we currently expect to take an incremental charge, which may be material, related to these further operating expense reductions in our GAAP results and cash flows for the second quarter of 2014. If we fail to achieve or timely achieve our targeted cost savings, are unable to mitigate the effect of such reductions on our ability to generate revenue or underestimate the magnitude of cash and accounting charges related to such cost saving initiatives, our business, financial results and the trading price of our securities may be materially adversely affected.